Exhibit 99.2

TD AMERITRADE HOLDING CORPORATION
200 SOUTH 108TH AVENUE
OMAHA, NE 68154

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Before the TD Ameritrade special meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the TD Ameritrade special meeting - Go to www.virtualshareholdermeeting.com/AMTD2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow --> [xxxx xxxx xxxx xxxx] available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 0000000000000000

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: X

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR each of the following proposals:

	Proposal	For	Against	Abstain
1	Proposal to approve and adopt the Agreement and Plan of Merger, dated as of November 24, 2019, by and among The Charles Schwab Corporation, Americano Acquisition Corp. and TD Ameritrade Holding Corporation ("TD Ameritrade"), as it may be amended from time to time (the "merger agreement").	☐	☐	☐
2	Proposal to approve, on a non-binding, advisory basis, certain compensation arrangements that may be paid or become payable to TD Ameritrade's named executive officers in connection with the merger contemplated by the merger agreement.	☐	☐	☐
3	Proposal to approve the adjournment of the TD Ameritrade special meeting from time to time if necessary to solicit additional proxies if there are not sufficient votes to approve and adopt the merger agreement at the time of the TD Ameritrade special meeting or any adjournment or postponement thereof.	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000462884_1 R1.0.1.18

TD AMERITRADE HOLDING CORPORATION Special Meeting of Stockholders [XX], 2020 at [XX] Eastern time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TD AMERITRADE HOLDING CORPORATION (THE “COMPANY”) FOR USE ONLY AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [XX], 2020 AND AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF. The undersigned hereby appoints each of Courtney A. Blair, Stephen J. Boyle and Jon C. Peterson, with full power of substitution, as proxies to represent and to vote as designated on the reverse of this card all of the shares of common stock of the Company that the undersigned is entitled to vote at the special meeting of stockholders of the Company to be held exclusively online via live audio webcast on [XX], 2020, at [XX] Eastern time, and at any postponement or adjournment of said meeting and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions below and on the reverse hereof, and to vote in his or her discretion on any other matters that may come before the meeting or any adjournments or postponements thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE HEREIN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3. This proxy is revocable and the undersigned may revoke it at any time prior to the special meeting by giving written notice of such revocation to the Secretary of the Company or by filing with the Secretary of the Company a later-dated proxy. Should the undersigned be present and want to vote online during the special meeting, or at any postponement or adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at www.virtualshareholdermeeting.com/ AMTD2020. The undersigned hereby acknowledges receipt of a notice of special meeting of stockholders of the Company called for [XX], 2020 and the proxy statement for the special R1.0.1.18 meeting prior to the signing of this proxy. 2 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. 0000462884 _ Continued and to be signed on reverse side